                                                                    Exhibit 99.1
Press Release
-------------

USABANCSHARES.COM, INC. RECLASSIFIES SECURITIES PORTFOLIO AND RESTATES FINANCIAL STATEMENTS FOR FISCAL 2000 AND QUARTERLY PERIODS IN 2001; INCOME STATEMENTS NOT IMPACTED

     Philadelphia, Pa., February 21, 2002--USABancShares.com, Inc.(Nasdaq: USAB) (the "Company") announced today that as a result of ongoing discussions it has had with the Securities and Exchange Commission, it has agreed, effective for the year ended December 31, 2000, to re-classify its $81.4 million held to maturity investment securities portfolio as available for sale. Consequently, the Company has restated its consolidated financial statements for the year ended December 31, 2000 as previously filed on Form 10-KSB, as amended, and for each of the three quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, previously filed on Form 10-QSB. The changes will not affect the Company's operating results from any of the periods, but will reduce the Company's stockholders' equity from that which was previously reported. For the year ended December 31, 2000, restated stockholders' equity amounted to $5.2 million rather than $8.7 million as previously reported, and at March 31, 2001, June 30, 2001 and September 30, 2001, restated stockholders' equity amounted to $5.7 million, $3.8 million and $3.0 million, respectively compared to $7.8 million, $5.5 million and $4.3 million, respectively, as previously reported.